Exhibit 4.3

CHINA DIGITAL TV HOLDING CO., LTD.

FIRST AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

September 13, 2007

Content

1.	Certain Definitions	4
2.	Financial Statements and Reports and Information and Inspection Rights	11
3.	Election of Directors	13
4.	Right of Participation	16
5.	Right of First Refusal; Co-Sale Right	18
6.	Representations and Warranties, Covenants and Other Agreements of the Founders and the Group	29
7.	Demand Registration	30
8.	Piggyback Registration	34
9.	Cut back	36
10.	Expenses of Registration	36
11.	Termination of Registration Rights	37
12.	Registration Procedures and Obligations	37
13.	Information Furnished by Holder	39
14.	Indemnification	39
15.	Lock-Up	43
16.	No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Stock	43
17.	Reports Under the Exchange Act	44
18.	Transfer of Rights	45
19.	Legend; Stop Transfer Instructions	45
20.	Additional Registration Rights	46
21.	Completion of A Qualified IPO	46
22.	Covenants	46
23.	Conflict with Charter Documents	52
24.	Miscellaneous	53

THIS FIRST AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of September 13, 2007, by and among Beijing Novel Tongfang Information Engineering Co., Ltd. ( ) (“Beijing Novel”), a limited liability company formed under the laws of the People’s Republic of China, Beijing Novel Tongfang Digital TV Technology Co., Ltd. (“Novel DTV”), a limited liability company formed under the laws of the People’s Republic of China, China Digital TV Holding Co., Ltd. (the “Company”), an exempted company limited by shares formed under the laws of the Cayman Islands, China Capital Investment Holdings Limited (“Dongguan Huarong BVI”), an international business company formed under the laws of the British Virgin Islands, China Cast Investment Holdings Limited (“Beijing Huakai BVI”), an international business company formed under the laws of the British Virgin Islands, Mr. Zhu Jianhua (“ Mr. Zhu” identification number as 110108196907128918), Mr. Lu Zengxiang (“Mr. Lu” identification number as 110108701121897), SB Asia Infrastructure Fund L.P., a limited partnership formed under the laws of Cayman Islands (“SAIF”) , Capital International Private Equity Fund IV, L.P., a limited partnership organized under the laws of the State of Delaware of the U.S. (“CIPEF IV”), CGPE IV, L.P., a limited partnership organized under the laws of the State of Delaware of the U.S. (“CGPE IV”, and together with CIPEF IV, “Capital”), MUS Roosevelt China Pacific Fund L.P., a limited partnership organized under the laws of Cayman (“MUS”), Skyeast Global Limited, an international business company formed under the laws of British Virgin Islands (“Skyeast”), GM Investment Company Limited, a limited company formed under the laws of the Hong Kong Special Administrative Region (“GMIC”), Board Lane International Limited, an international business company formed under the laws of British Virgin Islands (“BoardLane”), Blydeport Investments Limited, an international business company formed under the laws of British Virgin Islands (“Blydeport”), Indus Structured Finance Master Fund L.P., a limited partnership organized under the laws of Cayman Islands, Indus Asia Pacific Master Fund Ltd., an exempted company formed under the laws of Cayman Islands (“IndusAsia”), Indus Opportunity Master Fund Ltd., an exempted company formed under the laws of Cayman Islands (“IndusOppt”), Indus Japan Master Fund Ltd., an exempted company formed under the laws of Cayman Islands (“IndusJapan” and together with IndusStructure, IndusAsia, IndusOppt, (“Indus”)), Soar High Limited, an international business company formed under the laws of British Virgin Islands (“SoarHigh”) and Everyoung Capital Management Limited, an international business company formed under the laws of British Virgin Islands (“Everyoung”).

RECITALS

A. Each of the entities (the “BVI Shareholders” and each a “BVI Shareholder”) as set forth in Exhibit A was a shareholder of China Digital TV Technology Co., Ltd. (the “BVI Company”), an international business company formed under the laws of the British Virgin Islands immediately prior to the completion of a share swap (the “SWAP”) as contemplated in the Share Exchange Agreement, dated May 8, 2007, as attached hereto as Exhibit A.

B. In connection with the SWAP, the BVI Shareholders as shareholders (the “Shareholders” and each a “Shareholder”) of the Company and owning such class of capital shares of the Company as set forth opposite to such Shareholder’s name in Exhibit A, Beijing Novel, Novel DTV, Mr. Zhu, Mr. Lu and the Company have agreed to enter into this Shareholders Agreement.

IN CONSIDERATION OF THE RESPECTIVE RIGHTS AND OBLIGATIONS OF EACH PARTY HERETO, THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions.

As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, in respect of a Person, any other Person if it directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the other specified Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Available Drag Shares” means, immediately prior to a sale under Section 5.11, the number of shares of Ordinary Shares (on an as converted basis) equal to the sum of (x) the number of Class B Restricted Shares and Class C Restricted Shares subject to the sale under Section 5.11, (y) the number of Class A Restricted Shares in which the Capital Shareholders may require to be sold under Section 5.12 in the same sale as the Class B Restricted Shares and the Class C Restricted Shares and (z) the number of shares of Ordinary Shares (on an as converted basis) held by the Capital Shareholders.

“Beijing Huakai” means Beijing Shiji Huakai Science and Technology Co., Ltd. ( ), a limited liability company formed under the laws of the PRC.

“Big-four Accounting Firms” means PricewaterhouseCoopers, KPMG, Ernst & Young and Deloitte Touche Tohmatsu, including their respective successors.

“Blue Sky” means the statutes of any state of the United States of America regulating the sale of corporate securities within that state.

“Board” means the Company’s board of directors as constituted from time to time.

“Business Day” means a day, excluding Saturday, on which banks in Hong Kong are open for business during their normal business hours.

“Capital Observer” has the meaning set forth in Section 3.1(d).

“Capital Representative” has the meaning set forth in Section 3.1(c).

“Capital Shareholder” means (i) CIPEF IV, (ii) CGPE IV, (iii) any Person directly or indirectly wholly-owned by CIPEF IV or CGPE IV, and (iv) another fund managed by Capital International, Inc. or one of the The Capital Group Companies, Inc. affiliated investment managers, for so long as any Person referred to above holds stock in the Company.

“China Capital SPIA” means the share purchase and investment agreement dated November 16, 2006 by and among Capital Shareholders, Duanguang Huarong BVI and other parties as defined therein.

“China EPG” means Zhongshi Digital TV Science and Technology Co., Ltd., a limited liability company formed under the laws of the PRC.

“Class A Restricted Shares” means (a) 8,600,000 shares of Series A Preferred Stock held by SAIF on the date hereof (and all shares of Ordinary Shares issuable upon conversion of all such Series A Preferred Shares) (the “Original A Restricted Shares”) and (b) such number of New Securities issued by the Company representing a percentage of such New Securities equal to the percentage ownership in the Company represented by the Original A Restricted Shares (on an as converted basis) immediately prior to the issuance of such New Securities (the “Newly Issued A Restricted Shares”), in the case of (a) and (b), as adjusted for any stock splits, stock dividends, combinations and other events affecting share capital; provided that such Newly Issued A Restricted Shares shall constitute Class A Restricted Shares regardless of whether SAIF or any other Person subscribes for such Newly Issued A Restricted Shares; provided further that, for the avoidance of doubt, all Original A Restricted Shares and all Newly Issued A Restricted Shares that are Transferred by SAIF or any other Person shall continue to constitute Class A Restricted Shares.

“Class B Restricted Shares” means (a) 8,000,000 shares of Ordinary Shares owned by Dongguan Huarong BVI on the date hereof (the “Original B Restricted Shares”) and (b) such number of New Securities issued by the Company representing a percentage of such New Securities equal to the percentage ownership in the Company represented by the Original B Restricted Shares (on an as converted basis) immediately prior to the issuance of such New Securities (the “Newly Issued B Restricted Shares”), in the case of (a) and (b), as adjusted for any stock splits, stock dividends, combinations and other events affecting share capital; provided that such Newly Issued B Restricted Shares shall constitute Class B Restricted Shares regardless of whether Dongguan Huarong BVI or any other Person subscribes for such Newly Issued B Restricted Shares; provided further that, for the avoidance of doubt, all Original B Restricted Shares and all Newly Issued B Restricted Shares that are Transferred by Dongguan Huarong BVI or any other Person shall continue to constitute Class B Restricted Shares.

“Class C Restricted Shares” means 1,200,000 shares of Ordinary Shares held by Dongguan Huarong BVI on the date hereof (as adjusted for any stock splits, stock dividends, combinations and other events affecting share capital); provided that, for the avoidance of doubt, all Class C Restricted Shares that are Transferred by Dongguan Huarong BVI or any other Person shall continue to constitute Class C Restricted Shares.

“Class D Restricted Shares” means (a) 9,496,960 Shares of Ordinary Shares owned in the aggregate by the Capital Shareholders on the date hereof (the “Original D Restricted Shares”) and (b) such number of New Securities issued by the Company representing a percentage of such New Securities equal to the percentage ownership in the Company represented by the Original D Restricted Shares (on an as converted basis) immediately prior to the issuance of such New Securities (the “Newly Issued D Restricted Shares”), in the case of (a) and (b), as adjusted for any stock splits, stock dividends, combinations and other events affecting share capital; provided that such Newly Issued D Restricted Shares shall constitute Class D Restricted Shares regardless of whether the Capital Shareholders or any other Person subscribes for such Newly Issued D Restricted Shares; provided further that, for the avoidance of doubt, all Original D Restricted Shares and all Newly Issued D Restricted Shares that are Transferred by the Capital Shareholders or any other Person shall continue to constitute Class D Restricted Shares.

“Commission” means the United States Securities and Exchange Commission, as constituted from time to time, or any successor agency charged with administering the Securities Act and/or the Exchange Act.

“Common Holder” means any holder of the Ordinary Shares of the Company.

“Company Group” means Novel DTV, the WFOE, the BVI Company, the Company and their respective subsidiaries from time to time, or any one of them.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Co-Sale Right” has the meaning set forth in Section 5.2 of this Agreement.

“Co-Sale Ratio” with respect to an Investor or a Capital Shareholder, a ratio, (x) the numerator of which is the number of shares of Ordinary Shares (including the number of shares of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Shares Equivalents) owned by such Investor or such Capital Shareholder, as the case may be, on the date of the Transfer Notice and (y) the denominator of which is the total number of shares of Ordinary Shares (including the number of shares of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Shares Equivalents) owned in the aggregate by all Investors exercising the Co-Sale Right, all Capital Shareholders exercising the Co-Sale Right and the Transferring Shareholder, in each case on the date of the Transfer Notice.

“Damages” has the meaning set forth in Section 14.1 of this Agreement.

“Dongguan Huarong” means Dongguan Huarong Science and Technology Co., Ltd ( ), a limited liability company formed under the laws of the PRC.

“Dongguan Representative” has the meaning set forth in section 3.1(e) of this Agreement.

“Employee Stock Option Plan” means the 2005 Stock Incentive Plan of the BVI Company adopted on February 3, 2005.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Exempted Shares” means the 2,080 shares of Ordinary Shares held by Dongguan Huarong BVI on the date hereof.

“Form F-3” means Form F-3 issued by the Commission or any substantially similar form then in effect.

“Founders” means Dongguan Huarong BVI, Beijing Huakai BVI, Mr. Zhu Jianhua and Mr. Lu Zengxiang, collectively. Founders shall also include any shareholders of Dongguan Huarong BVI or Beijing Huakai BVI who has or will become the shareholders of Dongguan Huarong BVI and Beijing Huakai BVI.

“Holder” means any holder of outstanding Registrable Securities.

“IFRS” means International Financial Reporting Standards, as promulgated by the International Accounting Standards Board and as in effect from time to time. Except as otherwise expressly provided in this Agreement, all terms of an accounting or financial nature shall be construed in accordance with IFRS.

“Initiating Holders” has the meaning set forth in Section 7.1.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefore and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefore, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor” means any of the Preferred Stock Holders.

“Issuance Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Issuance Notice Period” has the meaning set forth in Section 4.2 of this Agreement.

“Management Representatives” has the meaning set forth in Section 3.1(f).

“New Securities” means any authorized capital or registered capital of the Company, whether authorized or not, and any rights, options, or warrants to purchase authorized capital of the Company, and securities of any type whatsoever that are, or may become, convertible into authorized capital of the Company. “New Securities” does not include: (a) Ordinary Shares issuable upon conversion of the Preferred Stock; (b) securities offered to the public pursuant to a Registration Statement in respect of an initial public offering; (c) up to such number of Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Company Group under the Employee Stock Option Plan and (d) shares issued without consideration pursuant to a share dividend, share split, or similar transaction.

“Ordinary Shares” means the common shares in the capital of the Company of US$0.0005 par value per share.

“Ordinary Shares Equivalents” means, Ordinary Shares, any Series A Preferred Stock and any other equity securities of the Company, and options, warrants or other rights to acquire equity securities of the Company, however described and whether voting or not voting, which are convertible into or exercisable or exchangeable for Ordinary Shares.

“Parties” means the parties to this Agreement listed in the preamble hereto and any other Person who becomes a party hereto pursuant to this Agreement from time to time, and “Party” means any of them.

“Person” shall mean any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China.

“Preferred Stock” means the Series A Preferred Stock of the Company.

“Preferred Stock Holder” means any holder of the Series A Preferred Stock.

“Prohibited Transfer” has the meaning set forth in Section 5.5(a) of this Agreement.

“Pro Rata Ratio” with respect to any Investor or any Capital Shareholder and a Right of First Refusal, means the ratio of: (a) the total number of shares of Ordinary Shares Equivalent held by that Investor or Capital Shareholder to (b) the total number of shares of Ordinary Shares Equivalent held by all Investors and all Capital Shareholders who exercise such Right of First Refusal.

“Pro Rata Share” with respect to any Investor and any Capital Shareholder and Dongguan Huarong BVI, means the ratio of: (a) the total number of shares of Ordinary Shares Equivalent held by that Investor or Capital Shareholder or Dongguan Huarong BVI to (b) the total number of shares of Ordinary Shares Equivalent held by all shareholders of the Company.

“Qualified IPO” means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares in connection with which Ordinary Shares or the shares of a company (“Listco”) of which the Company is a wholly owned subsidiary established for the purpose of listing is listed and becomes publicly traded on the Main Board of the Hong Kong Stock Exchange, the Nasdaq National Market or a comparable internationally recognized securities exchange acceptable to SAIF, for which approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company or the shares of Listco, provided, however, (i) at pre-offering, the valuation of the Company or the Listco is at least US$100,000,000; and (ii) such transaction or listing shall result in aggregate proceeds to the Company or Listco in excess of US$25,000,000 (before deduction of underwriters’ commissions and expenses).

“Register”, “Registered”, and “Registration” means a registration of securities effected by preparing and filing of a registration statement on Form F-1, S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States (a “Registration Statement”), and the declaration or ordering of the effectiveness of that Registration Statement by the Commission or other appropriate regulator.

“Registrable Securities” means all Ordinary Shares not previously sold to the public and issued or issuable or sold to the Investors, the Capital Shareholders and the Dongguan Huarong BVI, including: (a) Ordinary Shares issuable upon conversion or exercise of either (i) any of the Preferred Stock, or (ii) any options or warrants to purchase Ordinary Shares or the Series A Preferred Stock of the Company; (b) Ordinary Shares held by the Capital Shareholders and Dongguan Huarong BVI; (c) Ordinary Shares issued pursuant to share splits, share dividends, and similar distributions to SAIF, the Capital Shareholders and/or Dongguan Huarong BVI; and (d) any securities of the Company granted with registration rights pursuant to Section 7 or 8 of this Agreement.

“Registration Expenses” means all expenses incurred by the Company and/or Listco in complying with Section 7 or 8 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, any fees, commissions, expenses and disbursements of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, fees and disbursements of counsel for the Company and/or Listco and one special counsel for all Holders (if different from counsel to the Company and/or Listco), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.

“Registration Statement” has the meaning set forth in the definition of “Registration” above.

“Right of First Refusal” has the meaning set forth in Section 5.1 of this Agreement.

“Rule [followed by a number]” means the Rule of the same number promulgated by the Commission under the Securities Act, as from time to time in effect.

“SAIF Observer” has the meaning set forth in Section 3.1(b) of this Agreement.

“SAIF Representative” has the meaning set forth in Section 3.1(a) of this Agreement.

“SAIF SPIA” means the share purchase and investment agreement dated November 16, 2006 by and among SAIF, Capital Shareholders and other parties as defined therein.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Selling Expenses” means all underwriting, selling expenses and commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Series A Preferred Stock” means Series A Preferred Stock in the capital of the Company, of a par value of US$0.01 each.

“Share” means any Ordinary Shares or Preferred Stock.

“Stock” has the meaning set forth in Section 5.1 of this Agreement.

“Transfer Notice” has the meaning set forth in Section 5.1 of this Agreement.

“Transferring Shareholder” has the meaning set forth in Section 5.1 of this Agreement.

“Underwriter’s Representative” has the meaning set forth in Section 7.5(a) of this Agreement.

“US GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.

“WFOE” means a wholly foreign owned enterprise to be established and wholly owned by the Company.

2. Financial Statements and Reports and Information and Inspection Rights.

2.1	Financial Statements and Reports to Shareholders.

As long as (x) any Investor holds at least 10% of the Preferred Stock and/or Ordinary Shares issued upon the conversion of such Preferred Stock or (y) the Capital Shareholders hold in the aggregate at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Stock), the Company shall deliver to each of such Investors and the Capital Shareholders, as the case may be, in English and in a form acceptable to such Person: (a) within 15 days after the end of each month, (i) an unaudited consolidated monthly income statement, balance sheet, and cash flow statement of the Company Group, and (ii) monthly management review reports detailing certain operational performance indicators of the Company Group and comparing the financial results with the corresponding monthly budgets; (b) within 90 days after the end of each fiscal year of the Company Group, (i) an audited consolidated balance sheet of the Company Group as of the end of that year and audited consolidated statements of income, shareholders’ equity, and cash flow for that year, which year-end financial statements shall be in reasonable detail and shall be prepared in accordance with US GAAP (or IFRS with US GAAP reconciling adjustments) consistently applied and accompanied by an opinion of a Big-four Accounting Firm, and (ii) the annual management review reports detailing certain operational performance indicators of the Company Group and comparing the financial results with the corresponding annual budgets; (c) within 45 days after the end of each fiscal quarter, (i) an unaudited consolidated quarterly income statement, balance sheet and cash flow statement of the Company Group, and (ii) quarterly management review reports detailing certain operational performance indicators of the Company Group and comparing the financial results with the corresponding quarterly budgets; (d) within 15 days prior to the end of each fiscal quarter of the Company Group, the quarterly budget for the next quarter; (e) within 30 days prior to the end of each fiscal year of the Company Group, the annual budget of the Company Group for the next fiscal year; and (f) copies of all documents or other information sent by the Company Group to any shareholder of any member of the Company Group. The delivery obligations of the Company to Investors and Capital Shareholders under this paragraph shall cease upon a Qualified IPO.

2.2	Information and Inspection Rights.

(a)	The Company covenants and agrees that, commencing on the date of this Agreement, for so long as (x) any Investor holds at least 10% of the Preferred Stock and/or Ordinary Shares issued upon the conversion of such Preferred Stock or (y) the Capital Shareholders hold in the aggregate at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Stock), such Persons shall have standard inspection rights of the facilities, records and books of the Company Group, including without limitation, discussing the business, operations and conditions of the Company Group with its directors, officers, employees, accountants, legal counsel and investment bankers. The above inspection rights granted to Investors and the Capital Shareholders under this paragraph shall continue to subsist following a Qualified IPO only to the extent that such rights are in compliance with applicable laws and any applicable rules governing the listing of shares of the securities exchange on which the shares of the Company/Listco are listed.

(b)	Following a Qualified IPO, the Company shall deliver to each Investor and each Capital Shareholder copies of the Company Group’s Annual Reports to shareholders and quarterly and interim reports to shareholders and all other filings with any governmental agency, regulatory agency or any securities exchange promptly after such documents are filed only to the extent that such obligation is in compliance with applicable laws and any applicable rules governing the listing of shares of the securities exchange on which the shares of the Company/Listco are listed.

(c)	The Company covenants and agrees that, commencing on the date of this Agreement, for so long as (x) any Investor holds at least 10% of the Preferred Stock and/or Ordinary Shares issued upon the conversion of such Preferred Stock or (y) the Capital Shareholders hold in the aggregate at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Stock), the Company shall deliver to the Investor and the Capital Shareholders, as the case may be, copies of any report filed by the Company Group with any relevant securities exchange and of any report that is reasonably expected to have a material impact on the ordinary business of any member of the Company Group filed with any regulatory authority or governmental agency. The obligation on the Company to deliver copies of reports to Investors and Capital Shareholders under this paragraph shall continue to subsist following a Qualified IPO only to the extent that such obligation is in compliance with applicable laws and any applicable rules governing the listing of shares of the securities exchange on which the shares of the Company/Listco are listed.

3. Election of Directors.

3.1	Board Composition.

Unless otherwise determined by the Company in general meeting, the number of Directors shall be determined by the Board of Directors and shall be five up until a Qualified IPO, and thereafter not less than five (5) and not more than eleven (11), including such number of independent directors as may be required by the rules and regulations of the New York Stock Exchange and the United States Securities and Exchange Commission. Each Party agrees that up until a Qualified IPO, at each meeting of the shareholders of the Company called for the purpose of electing the Company’s Board, each shareholder who is entitled to vote shall vote all of its shares in the issued share capital of the Company for the Persons nominated in accordance with Sections 3.1(a), 3.1(c), 3.1(e) and 3.1(f).

(a)	SAIF Representation. SAIF shall be entitled to nominate, and to remove from office and replace, one person to act as a director of the Board of the Company until the earlier of (i) it ceases to hold either (x) at least 10% of the issued and outstanding shares of the Preferred Stock owned by SAIF as of the date hereof as determined on an as converted basis or (y) at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Shares), and (ii) a Qualified IPO. The director of the Company nominated by SAIF pursuant to the foregoing provisions are herein referred to as the “SAIF Representative”. The SAIF Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board and to vote on SAIF’s behalf on matters put before the Board.

(b)	SAIF Board Observer. In addition to the foregoing, the Company will permit a representative of SAIF (the “SAIF Observer”) to attend all meetings of the Board and all committees thereof (whether held in person, telephonic or otherwise) in a non-voting, observer capacity and shall provide to the SAIF Observer, concurrently with the members of the Board and in the same manner, notice of such meeting and a copy of all materials provided to such Board members. SAIF’s rights and the Company’s obligations under this paragraph shall cease upon the earlier of (i) SAIF ceases to hold either (x) at least 10% of the issued and outstanding shares of the Preferred Stock owned by SAIF as of the date hereof as determined on an as converted basis or (y) at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Shares), and (ii) a Qualified IPO.

(c)	Capital Representation. CIPEF IV shall be entitled to nominate, and to remove from office and replace, one person to act as a director of the Board of the Company until the earlier of (i) the Capital Shareholders in the aggregate cease to hold at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Stock), and (ii) a Qualified IPO. The director of the Company nominated by CIPEF IV pursuant to the foregoing provisions is herein referred to as the “Capital Representative”. The Capital Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board and to vote on CIPEF IV’s behalf on matters put before the Board.

(d)	Capital Board Observer. In addition to the foregoing, the Company will permit a representative of CIPEF IV (the “Capital Observer”) to attend all meetings of the Board and all committees thereof (whether held in person, telephonic or otherwise) in a non-voting, observer capacity and shall provide to the Capital Observer, concurrently with the members of the Board and in the same manner, notice of such meeting and a copy of all materials provided to such Board members. The Capital Shareholders’ rights and the Company’s obligations under this paragraph shall cease upon the earlier of (i) the Capital Shareholders in the aggregate cease to hold at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Stock), and (ii) a Qualified IPO.

(e)

Dongguan Huarong BVI Representation. Dongguan Huarong BVI shall be entitled to nominate, and to remove from office and replace, one person to act as a director of the Board of the Company until the earlier of (i) Dongguan Huarong BVI ceases to hold at least 10% of the Ordinary Shares (assuming the conversion of all issued Series A Preferred Stock), and

(ii) a Qualified IPO. The director of the Company nominated by Dongguan Huarong BVI pursuant to the foregoing provisions is herein referred to as the “Dongguan Representative”. The Dongguan Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board and to vote on Dongguan Huarong BVI’s behalf on matters put before the Board.

(f)	Senior Management. Up until a Qualified IPO, the nominees for two Board seats shall be Mr. Zhu Jianhua, Mr. Lu Zengxiang or such other members of the Company’s management acceptable to SAIF, the Capital Shareholders and Dongguan Huarong BVI. The directors of the Company nominated pursuant to the foregoing provision are herein referred to as the “Management Representatives”.

(g)	The Parties agree that the SAIF Representative, the Capital Representative, the Dongguan Representative and the Management Representatives shall have the right to continue as directors of the Board following a Qualified IPO in accordance with the applicable terms of their directorships.

3.2	Representation in Subsidiaries.

Of the number of directors the Company is entitled to nominate, remove and replace in the WFOE and Novel DTV, each of SAIF, Dongguan Huarong BVI and CIPEF IV shall be entitled to nominate, and to remove from office and replace, a number of directors of the WFOE and Novel Tongfang that is proportionate to SAIF’s, Dongguan Huarong BVI’s and CIPEF IV’s representation on the Board to the closest extent possible. The rights of each of SAIF, Dongguan Huarong BVI and CIPEF IV and the obligations of the Company under this paragraph shall cease upon a Qualified IPO.

3.3	Meetings of the Board; Quorum.

(a)	The Board shall meet at least once every quarter. Up until a Qualified IPO, a quorum for any meeting of the Board shall consist of the SAIF Representative, the Dongguan Representative and the Capital Representative. Upon and after a Qualified IPO, a quorum for any meeting of the Board shall consist of any three directors. The attendance of the SAIF Observer and the Capital Observer shall not be counted towards a quorum of the Board.

(b)	If a quorum is not present at a meeting of the Board in accordance with the provisions of Section 3.3(a), that meeting of the Board shall be adjourned to the same time and place five Business Days later, provided however that notification of such adjourned Board meeting shall be duly provided to each director at least two days prior to such adjourned meeting. At such adjourned Board meeting, any three directors present shall constitute a quorum. Except for the business set forth in the notice of the original Board meeting, no other business shall be transacted at such adjourned Board meeting.

3.4	Alternates.

Each of the Parties acknowledges that each director may, by giving written notification to the Company, nominate any other person (including another director) to be his alternate director for such period as may be specified therein, and may in like manner at any time terminate such appointment. Resolutions of the Board shall be deemed to be validly passed if passed by a written resolution signed by all the directors or their respective alternates.

3.5	Expenses.

The Company shall reimburse the SAIF Representative, the Dongguan Representative and the Capital Representative, and, up until a Qualified IPO, the SAIF Observer and the Capital Observer for all expenses incurred by the SAIF Representative, the Dongguan Representative, the Capital Representative, the SAIF Observer and the Capital Observer in relation to activities of the Board, including but not limited to expenses incurred to attend Board meetings.

3.6	Indemnification.

The Company’s Articles of Association shall provide for indemnification of the directors of the Company to the maximum extent permissible under applicable law. The Company shall also purchase liability insurance for the SAIF Representative, the Dongguan Representative and the Capital Representative and other directors, on terms and conditions reasonably acceptable to SAIF, Dongguan Huarong BVI and the Capital Shareholders.

4. Right of Participation.

4.1	Right of Participation and Right of Oversubscription With Respect to New Securities.

The Company grants to each Investor, the Capital Shareholders and Dongguan Huarong BVI the right of participation to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to issue and sell and the right of oversubscription if any other Investor or Capital Shareholder or Dongguan Huarong BVI elects not to purchase its Pro Rata Share of such New Securities (the “Oversubscription Right”). The Company shall offer to the Investors and Capital Shareholders and Dongguan Huarong BVI for subscription their Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The New Securities which have not been accepted for subscription by the Investors and Capital Shareholders and Dongguan Huarong BVI who fail to exercise their rights of participation or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Investors and Capital Shareholders and Dongguan Huarong BVI who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional New Securities which such Investors and such Capital Shareholders and Dongguan Huarong BVI have agreed to take up above their Pro Rata Shares. Thereafter the Company shall have the right to sell all remaining New Securities pursuant to Section 4.2 and Section 4.3 of this Agreement. Notwithstanding the above, the rights of participation of a Capital Shareholder under this Section 4 may be assigned to any other Capital Shareholders or any general partner or Affiliate of a Capital Shareholder who does not yet hold any Shares, and the rights of participation of the Investors under this Section 4 may be assigned to any general partner or Affiliate of the Investors who does not yet hold any Shares.

4.2	Issuance Notice.

(a)	In the event the Company proposes to issue New Securities, it shall give each Investor and each Capital Shareholder and Dongguan Huarong BVI a written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and an offer for subscription of the number of shares which that Investor or Capital Shareholder or Dongguan Huarong BVI is entitled to purchase pursuant to Section 4.1 of this Agreement, and a statement that each Investor and each Capital Shareholder and Dongguan Huarong BVI shall have thirty (30) days from the date of receipt of the Issuance Notice to accept the Issuance Notice (the “Issuance Notice Period”). Within the Issuance Notice Period, each Investor and each Capital Shareholder and Dongguan Huarong BVI may elect to purchase its Pro Rata Share of the New Securities and to exercise its Oversubscription Right for the price and upon the terms specified in the Issuance Notice by: (i) giving written notice to the Company within the Issuance Notice Period, (ii) forwarding payment for its Pro Rata Share of New Securities to the Company if immediate payment is required by the terms of the Issuance Notice, and (iii) if the Oversubscription Right is exercised, the amount of additional New Securities it agrees to purchase above its Pro Rata Share.

(b)	A number of New Securities issued to a party under this Section 4.2 shall constitute Class A Restricted Shares, Class B Restricted Shares and Class D Restricted Shares, as the case may be, equal to the product of (A) the ratio represented by (x) the number of Class A Restricted Shares, Class B Restricted Shares or Class D Restricted Shares, as the case may be, outstanding, over (y) the number of total shares of Ordinary Shares (on an as converted basis) outstanding, in both cases immediately prior to such issuance, and (B) the total number of New Securities in such issuance purchased by such party.

4.3	Sale of New Securities.

(a)	In the event an Investor or a Capital Shareholder or Dongguan Huarong BVI fails to exercise its right of participation within the Issuance Notice Period and subject to the other Investors’, Capital Shareholders’ and Dongguan Huarong BVI’s Oversubscription Rights, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to sell the New Securities in respect of which the Investors’, Capital Shareholders’ and Dongguan Huarong BVI’s rights were not exercised, at a price and upon general terms no more favorable to the purchaser of the New Securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90-day period (or issued and sold New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter issue or sell any New Securities without first offering the New Securities to each Investor and each Capital Shareholder and Dongguan Huarong BVI in the manner provided above.

(b)	As a condition precedent to any issuance of New Securities under this Section 4.3, such purchaser shall (i) execute a deed of adherence to this Agreement agreeing that a number of New Securities in such issuance purchased by it shall be treated as Class A Restricted Securities, Class B Restricted Securities or Class D Restricted Shares, as the case may be in the manner set forth in Section 4.2(b) above and (ii) become subject to the obligations applicable to Class A Restricted Shares, Class B Restricted Shares and Class D Restricted Shares under this Agreement. Any issuance of New Securities in violation of this Section 4.3(b) shall be null and void ab initio.

4.4	Termination.

The right of participation and the Oversubscription Right granted to each Investor, the Capital Shareholders and Dongguan Huarong BVI shall cease upon a Qualified IPO.

5. Right of First Refusal; Co-Sale Right.

5.1	Right of First Refusal.

(a)

Subject to Sections 5.5 and 5.7 of this Agreement, if any holder of the Ordinary Shares other than the Capital Shareholders and their transferees (each, a “Transferring Shareholder”) proposes to sell or otherwise transfer any Ordinary Shares,

Preferred Stock or other Ordinary Shares Equivalents of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Stock”) or any interest therein to any Person, then the Investors and the Capital Shareholders shall have a right of first refusal (the “Right of First Refusal”) to purchase all, but not less than all (but subject to Section 5.1(c)) of the Stock proposed to be sold or otherwise transferred by the Transfering Shareholder, except that the Capital Shareholders will not have a Right of First Refusal with respect to the Exempted Shares.

(b)	The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to the Investors and the Capital Shareholders describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee for the transfer of that Stock subject to the Right of First Refusal of the Investors and the Capital Shareholders.

(c)	Each Investor and each Capital Shareholder shall then have the right to purchase all, but not less than all, of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise (each, on “Exercise Notice”) of its Right of First Refusal within thirty (30) days after the date the Transfer Notice (the “Exercise Notice Period”) is delivered to the Investors and the Capital Shareholders. If the Investors and both the Capital Shareholders exercise their Right of First Refusal, then each of the Investors and the Capital Shareholders shall instead purchase its Pro Rata Ratio of the Stock subject to the Transfer Notice in accordance with the terms of this Section 5.1. The Transferring Shareholder shall notify each Investor and each Capital Shareholder who provides an Exercise Notice within 5 days following the earlier of (i) the date of receipt of an Exercise Notice from each Investor and Capital Shareholder or (ii) the termination of the Exercise Notice Period, whether such Investor and such Capital Shareholder, as the case may be, will be purchasing all of the Stock subject to the Transfer Notice or its Pro Rata Ratio of the Stock subject to the Transfer Notice.

5.2	Co-Sale Right.

If the Transferring Shareholder proposes to sell or otherwise transfer any Stock or any interest therein to any Person, then each Investor and each Capital Shareholder shall have the right, exercisable upon written notice to the Transferring Shareholder within thirty (30) days after the date the Transfer Notice is delivered to the Investors and the Capital Shareholders, to participate in the sale of Stock on substantially the same terms and conditions as the Transferring Shareholder to the extent of that Investor’s and Capital Shareholder’s Co-Sale Ratio with respect to its Stock (the “Co-Sale Right”), provided, however, such Co-Sale Right does not apply (A) to any sale of Stock to an Investor or a Capital Shareholder pursuant to the exercise of the Right of First Refusal of such Investor or such Capital Shareholder under Section 5.1 and (B) in the case of the Capital Shareholders, with respect to the Exempted Shares, provided that such Investor and such Capital Shareholder shall not be required to provide (x) representations and warranties other than with respect to itself and the Shares that it proposes to sell under this Section 5.2 or (y) any indemnity or any joint and severable obligation in connection with a sale under this Section 5.2. Notice of exercise of a Co-Sale Right shall indicate the number of shares of Stock such Investor or such Capital Shareholder wishes to sell under its Co-Sale Right. Any Investor or any Capital Shareholder may elect to sell all or some of the shares of Stock then held by such Investor or such Capital Shareholder (or issuable upon conversion or exercise of any convertible debt, warrants, or similar securities then held by the Investors and Capital Shareholders) up to that Investor’s and Capital Shareholder’s Co-Sale Ratio with respect to its Stock. To the extent the Investors and Capital Shareholders exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Section 5.2, the Transferring Shareholder may only sell its shares of Stock if the proposed transferee completes the purchase of the shares which the Investors and Capital Shareholders seek to sell pursuant to the exercise of their Co-Sale Right. The Investors shall not have a Co-Sale Right on a Transfer by Dongguan Huarong BVI or any other holder of Series B Restricted Shares or Series C Restricted Shares if Dongguan Huarong BVI or any other Shareholder is Transferring Series B Restricted Shares or Series C Restricted Shares pursuant to Section 5.11 (and in compliance with Section 5.13) or if any other shareholder is Transferring Shares under a sale contemplated under Section 5.11.

(a)	Delivery of Certificates. The Investors and the Capital Shareholders shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Investors and Capital Shareholders elect to sell.

(b)

Sales Proceeds. The share certificate or certificates that the Investors and the Capital Shareholders deliver to the Transferring Shareholder pursuant to Section 5.2(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Investor and each Capital Shareholder that portion of the sale proceeds to which that Investor and Capital Shareholder is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Investors or the Capital Shareholders, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Investors and the Capital Shareholders.

5.3	Sale by Transferring Shareholder.

Subject to Section 5.5, if and to the extent that the Investors and the Capital Shareholders do not exercise their Right of First Refusal or their Co-Sale Right with respect to the sale of all the Stock subject to the Transfer Notice, the Transferring Shareholder may, not later than 60 days following delivery to the Company and the Non-transferring Shareholders of the Transfer Notice, conclude a bona fide transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and the Capital Shareholders and shall require compliance by the Transferring Shareholder with the procedures described in this Section 5.

5.4	No Adverse Effect.

The Investors’ and the Capital Shareholders’ exercise or non-exercise of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 5.

5.5	Prohibited Transfer.

Except for a Transfer under Section 5.11 (which shall be in compliance with Section 5.13), each of the Founders agrees, and each of the Founders will procure the Company’s directors and officers who have direct or indirect interest in the Company to agree, not to transfer any such interest they hold directly or indirectly without the prior written consent of a majority of the Investors (in the case of the Company’s directors and officers who have direct or indirect interest in the Company, regardless of their employment status with the Company at the time of such transfer). In the event the Transferring Shareholder sells any interest in contravention of the Right of First Refusal or the Co-Sale Right of the Investors or without the written consent of a majority of the Investors (a “Prohibited Transfer”), the Investors, in addition to other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 5.7 below, and the Transferring Shareholder shall be bound by the applicable provisions of that put option.

5.6	Termination.

The provisions of Sections 5.1 to 5.5 and 5.7 shall cease to apply upon a Qualified IPO and the Parties shall be released from all obligations under those Sections save for obligations arising in connection with transactions prior to the Qualified IPO.

5.7	Remedies.

In the event of a Prohibited Transfer, the Investors shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of Stock the Investors would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement (the “Put Option”). This sale shall be made on the following terms and conditions:

(a)	the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the price per share paid in the Prohibited Transfer;

(b)	the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 5;

(c)	within 90 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 5.7, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer;

(d)	the Transferring Shareholder shall, upon receipt of the certificate or certificates for the Stock to be sold by the Investors, pursuant to this Section 5.7, pay the aggregate purchase price therefore and the amount of reimbursable fees and expenses, as specified in Section 5.7(b), in cash or by other means acceptable to the Investors; and

(e)	notwithstanding the foregoing, any attempt by the Transferring Shareholder to transfer Stock in violation of this Section 5 shall be void and the Company agrees it will not effect the transfer nor will it treat any alleged transferee as the holder of the Stock purported to be transferred without the written consent of the Investors unless the Put Option is completed pursuant to this Section 5.7.

5.8	Restrictions on the Transfer of the Preferred Stock.

Shares of the Preferred Stock or any classes of shares of the Company held by SAIF and Investors are freely transferable, subject to restrictions under applicable laws, under this Agreement and under the SAIF SPIA (attached hereto as Exhibit 5.8), provided, however, that (i) SAIF or Investors, as appropriate, shall give advance written notice to the Company with respect to a proposed transfer of such shares, and (ii) SAIF or Investors, as appropriate, shall not transfer such shares to any of the business competitors of the Company in the Chinese market, without giving the Company a right of first refusal with respect to such transfers and Sections 5.1 and 5.3 shall apply mutatis mutandis with respect to the rights and obligations of the Company and the Investors in relation to such right of first refusal. For the avoidance of doubt, any restrictions on transfer applicable to SAIF or Investor under this Section 5 shall not apply to any transfer to an Affiliate or general partner of SAIF or Investor or to any transfer by SAIF or Investor at any time on or following a Qualified IPO.

5.9	Any preferential treatment provided to the Founders or the management of the Company/Listco regarding the sale of the shares of the Company/Listco at its initial public offering, including but not limited to any direct share program (friends and families program), shall also be applicable to SAIF and the Capital Shareholders to the same extent as provided to the Founders or management shareholders of the Company/Listco.

5.10	Transfers by the Capital Shareholders.

Shares held from time to time by any Capital Shareholders are freely transferable, subject to restrictions under applicable law, under this Agreement, under the SAIF SPIA and under the China Capital SPIA (attached hereto as Exhibit 5.10), provided, however, that the Capital Shareholders will only transfer Shares to reputable purchasers. For the avoidance of doubt, any restrictions on transfer applicable to a Capital Shareholder under this Section 5 do not apply to any transfer to an Affiliate or general partner of a Capital Shareholder or to any transfer by a Capital Shareholder at any time on or following a Qualified IPO.

5.11	Huarong Drag

(a)

Participation. If (x) at any time after the occurrence of a Material Breach or (y) a Qualified IPO has not occurred prior to November 16, 2009, and the Capital Shareholders propose to sell all of the Equity Securities then held by the Capital Shareholders (together with their Affiliates) to any Person that is unrelated to the Capital Shareholders, then the Capital Shareholders may require the participation of the holders of Class B Restricted Shares (each, a “Class B Dragged Party”) in such sale with respect to the Class B Restricted Shares, and in the case of a Top-Up Event, holders of the Class C

Restricted Shares (each, a “Class C Dragged Party”) with respect to the Class C Restricted Shares, in the manner set forth in this Section 5.11; provided that, in the case of a Top-Up Event, the actual number of Class C Restricted Shares subject to participation under this Section 5.11 shall equal such number of Class C Restricted Shares which together with all other Available Drag Shares represents 50.4% of the issued Ordinary Shares (on as converted basis) immediately prior to such sale under this Section 5.11. Holders of Class C Restricted Shares shall ratably participate in a sale under this Section 5.11. For purposes of this Section 5.11, a “Top-Up Event” shall have occurred if due to an issuance of Ordinary Shares Equivalents under a Share Option Plan or any other issuance of Ordinary Shares Equivalents that does not constitute New Securities, the number of Available Drag Shares represents less than 50.4% of the issued Ordinary Shares (on an as converted basis). Following the completion of a sale under this Section 5.11, any Class C Restricted Shares that are not required to be sold in such sale shall no longer be deemed to constitute Class C Restricted Shares.

(b)	Sale Notice. The Capital Shareholders shall provide each Class B Dragged Party and each Class C Dragged Party with notice of its intention to exercise its right under this Section 5.11 at least 90 days prior to the proposed closing thereof (the “H Pre-Drag Notice”). The Capital Shareholders shall exercise their rights pursuant to this Section 5.11 by delivering to each Class B Dragged Party and Class C Dragged Party, as the case may be, a written notice of such proposed sale no later than 30 days prior to the proposed closing thereof. Such notice shall make reference to the obligation of each Class B Dragged Party and Class C Dragged Party, as the case may be, hereunder and shall describe in reasonable detail: (i) the number of Ordinary Shares Equivalents to be sold by the Capital Shareholders, (ii) the Person to whom such Ordinary Shares Equivalents are proposed to be sold, (iii) the terms and conditions of the sale, including the consideration to be paid, and (iv) the proposed date, time and location of the closing of the sale.

(c)	Shares to be Sold. Each Class B Dragged Party and Class C Dragged Party, as the case may be, shall sell in a sale subject to this Section 5.11, on substantially similiar and material terms and conditions as the Capital Shareholders, all, but not less than all, of the Class B Restricted Shares and Class C Restricted Shares (subject to the proviso in Section 5.11(a) above), as the case may be, then held by each Class B Dragged Party and Class C Dragged Party, as the case may be.

(d)

Cooperation. Each Class B Dragged Party and Class C Dragged Party, as the case may be, and the Capital Shareholders shall fully cooperate with each other and shall take all necessary actions to effectuate any sale of Ordinary Shares Equivalents (and equity interests in Novel DTV) described in this Section 5.11, including without limitation selecting and appointing in a timely manner a financial advisor as described in Section 5.11(e) and entering into agreements and delivering certificates and instruments, all consistent with agreements being entered into and certificates and instruments being delivered by the Capital Shareholders.

(e)	Appointment of Financial Advisor. At the request of each Class B Dragged Party and Class C Dragged Party, as the case may be, within 10 days following delivery of an H Pre-Drag Notice, the Capital Shareholders and Dongguan Huarong BVI shall (together with, at the election of the Capital Shareholders, any other Person participating in the same sale contemplated under this Section 5.11) jointly appoint an investment bank or financial advisory firm of international reputation to act as a financial advisor for, and as coordinator of, a sale under this Section 5.11, which investment bank or advisory firm shall be Morgan Stanley, Goldman Sachs & Co., JP Morgan Chase, Credit Suisse (or any such successor to any of the foregoing) or such other investment bank or financial advisory firm of international reputation acceptable to Dongguan Huarong BVI and the Capital Shareholders. If Dongguan Huarong BVI requests the appointment of an investment bank or financial advisor pursuant to this Section 5.11(e), such investment bank or financial advisor shall determine a minimum fair market price per share and other important terms and conditions for the sale of the Ordinary Shares Equivalents to be sold pursuant to this Section 5.11 taking into account, among other considerations, the condition of the Company and the Subsidiaries and their businesses at the time of such sale and that less than a 100% interest in the Company will be sold to a purchaser pursuant to this Section 5.11 (the “Fair Sale Terms”). The Capital Shareholders agree not to require the participation of Dongguan Huarong BVI under this Section 5.11 on terms and conditions less favorable than the Fair Sale Terms.

(f)	Consideration; Expenses. The Capital Shareholders and each Class B Dragged Party and Class C Dragged Party, as the case may be, shall receive the same per share consideration in a sale of Ordinary Shares Equivalents (including any amount received for equity interests in the Domestic Company) subject to this Section 5.11 after deduction of such Capital Shareholder’s or proportionate share of the related expenses of each Class B Dragged Party and Class C Dragged Party, as the case may be.

(g)	Certain Definitions. For purposes of this Section 5.11, a “Material Breach” shall mean any material breach by (i) Dongguan Huarong BVI of a representation and warranty under Sections 1.4, 1.5(b), 1.6(b), 1.8(b), 1.11(b) or 1.13 of Schedule 2.1 of the China Capital SPIA, (ii) a Seller Party (as defined in the China Capital SPIA) of a representation and warranty contained in Section 2.1(b) or (iii) a covenant or obligation of a Seller Party (as defined in the China Capital SPIA) contained in Sections 3.1, 3.3 or 3.4 or Article IV of the China Capital SPIA.

5.12	SAIF/Capital Drag

(a)	Participation. If a Qualified IPO has not occurred prior to November 16, 2009, and SAIF or both Capital Shareholders (selling together) proposes to sell all, but not less than all, of its then held Class A Restricted Shares or Class D Restricted Shares, as the case may be, subject to the conditions in Section 5.12(e), (i) the Capital Shareholders may require the participation of the holders of Class A Restricted Shares (each, a “Class A Dragged Party”) in such sale with respect to the Class A Restricted Shares and (ii) SAIF may require the participation of the holders of Class D Restricted Shares (each, a “Class D Dragged Party”) in such sale with respect to the Class D Restricted Shares, in each case in the manner set forth in this Section 5.12. The party (or parties in the case of the Capital Shareholders) requiring the participation of another party in a sale under this Section 5.12 shall be referred to as the “Drag Initiating Party”, and a Class A Dragged Party and a Class D Dragged Party shall hereinafter be referred as the “Dragged Party” as applicable.

(b)	Sale Notice. The Drag Initiating Party shall provide the Dragged Party with notice of its intention to exercise its right under this Section 5.12 at least 90 days prior to the proposed closing thereof (the “Pre-Drag Notice”) and in any event prior to the Drag Initiating Party entering into a term sheet with a prospective purchaser that contains an exclusivity obligation. The Drag Initiating Party shall exercise its right pursuant to this Section 5.12 by delivering to the Dragged Party a written notice of such proposed sale no later than 30 days prior to the proposed closing thereof. Such notice shall make reference to the Dragged Party’s obligations hereunder and shall describe in reasonable detail: (i) the number of Ordinary Shares Equivalents to be sold by the Drag Initiating Party, (ii) the Person to whom such Ordinary Shares Equivalents are proposed to be sold, (iii) the terms and conditions of the sale, including the consideration to be paid, and (iv) the proposed date, time and location of the closing of the sale.

(c)

Shares to be Sold. The Dragged Party shall sell in a sale subject to this Section 5.12, on substantially and materially similar terms and conditions as the Drag Initiating Party, a number of the Class A Restricted Shares or Class D Restricted Shares, as the case may be, equal to the number of Class A Restricted Shares or Class D Restricted Shares, as the case may be, being sold by the Drag Initiating Party (together with the Dragged Party’s (or its Affiliates’) proportionate equity interest in Novel DTV). In the event that the Capital Shareholders or SAIF is a Dragged Party and holding less Class A Restricted

Shares or Class D Restricted shares, as the case may be, than the number of Class A Restricted Shares or Class D Restricted Shares, as the case may be, being sold by the Drag Initiating Party, then all of SAIF’s or the Capital Shareholders’ Class A Restricted Shares or Class D Restricted Shares, as the case may be, shall be sold in such sale, and thereafter, the remaining Class A Restricted Shares or Class D Restricted Shares, as the case may be, subject to such sale shall be contributed ratably by all other holders of Class A Restricted Shares or Class D Restricted Shares, as the case may be, in proportion to the number of Class A Restricted Shares or Class D Restricted Shares, as the case may be, held by each of them.

(d)	Cooperation. The Drag Initiating Party and the Dragged Party shall fully cooperate with each other and shall take all necessary actions to effectuate any sale of Ordinary Shares Equivalents (and equity interests in Novel DTV) described in this Section 5.12, including without limitation selecting and appointing in a timely manner a sell-side financial advisor as described in Section 5.12(e) entering into agreements and delivering certificates and instruments, all consistent with agreements being entered into and certificates and instruments being delivered by the Drag Initiating Party.

(e)

Conditions to Drag. The Dragged Party’s obligation to participate in a sale under this Section 5.12 shall be subject to the fulfilment of the following conditions: (i) the price per Ordinary Share (on an as converted basis) shall be no less than US$10.43 (subject to adjustment for stock splits, dividends, combinations and other events affecting share capital) (which condition shall only apply if the Dragged Party holds (together with its Affiliates) at least 6,000,000 shares of Ordinary Shares (on an as converted basis and as adjusted for stock splits, stock dividends, combinations and other events affecting the share capital) immediately prior to the sale under this Section 5.12); provided that the condition in this Section 5.12(e)(i) shall not apply following November 16, 2011; (ii) the Drag Initiating Party shall hold (together with its Affiliates) at least 6,000,000 Ordinary Shares (on an as converted basis and as adjusted for stock splits, stock dividends, combinations and other events affecting the share capital) immediately prior to the sale under this Section 5.12; (iii) if requested by the Dragged Party within 10 days following delivery of a Pre-Drag Notice, the Drag Initiating Party and SAIF or the Capital Shareholders, as the case may be, shall (together with, at the election of the Capital Shareholders, any other Persons participating in the same sale contemplated under this Section 5.12) have jointly appointed an investment bank or financial advisory firm of international reputation to act as a sale-side financial advisor for, and as coordinator of, a sale under this Section 5.12 which investment bank or advisory firm shall be Morgan Stanley, Goldman Sachs & Co., JP Morgan Chase, Credit Suisse (or any such successor to any of the foregoing) or such other investment bank or financial advisory firm of international reputation reasonably acceptable to SAIF and the Capital Shareholders; (iv) the sale under this Section 5.12 must be an arm’s length transaction; (v) SAIF or the Capital Shareholders, in its capacity as a Dragged Party, shall be provided with an opportunity to sell all of its interests in the Company in such sale on substantially and materially similar terms as the Drag Initiating Party and (vi) Section 5.12(b) shall have been fully complied with by the relevant parties.

(f)	Rights and Obligations of a Transferee of Restricted Shares. A transferee of Class A Restricted Shares and Class D Restricted Shares (other than a Permitted Transferee who shall be deemed to be SAIF or a Capital Shareholder, as the case may be, for all purposes of this Section 5.12) shall have the right of and be subject to all obligations of its transferor under this Section 5.12 with respect to such Class A Restricted Shares and such Class D Restricted Shares, as the case may be; provided, that (i) if the transferee subsequently becomes a Dragged Party, the minimum per share price condition contained in clause (i) of Section 5.12(e) applicable to such transferee shall be the lessor of (x) US$4.17 and (y) the transferee’s weighted average purchase price per share of Ordinary Shares (on an as converted basis) (in each case, as adjusted for stock splits, stock dividends, combinations and other events affecting share capital) and (ii) such transferee shall only have any other rights of its transferor under this Section 5.12, including but not limited to, the right to require the participation of another party (and, thus, be deemed a Drag Initiating Party) if such transferee has acquired all, but not less than all, of the Class A Restricted Shares or Class D Restricted Shares, as the case may be.

(g)	Consideration; Expenses. The Drag Initiating Party and the Dragged Party shall receive the same per share consideration in a sale of Ordinary Shares Equivalents (including any amount received for equity interests in the Domestic Company) subject to this Section 5.12 after deduction of their proportionate share of the related expenses.

(h)	Commitment to Dongguan Huarong BVI. If SAIF is the Drag Initiating Party, the Capital Shareholders agree that, at the request of SAIF, the Capital Shareholders will exercise their right to cause Dongguan Huarong BVI and all other holders of Class B Restricted Shares and Class C Restricted Shares to participate in the sale contemplated under this Section 5.12 with respect to an aggregate number of shares of Ordinary Shares equal to the lessor of (x) the maximum number of shares of Ordinary Shares that the Capital Shareholders have the right to require Dongguan Huarong BVI together with all other holders of Class B Restricted Shares and Class C Restricted Shares to sell under this Agreement, or (y) the number of Class A Restricted Shares being sold by SAIF (on an as converted basis).

5.13	Consent to Transfers by Holders of Class B Restricted Shares and Class C Restricted Shares.

Notwithstanding any other provision on this Agreement, SAIF (and any other Investors) hereby consents to the transfer by holders of Class B Restricted Shares and Class C Restricted Shares if the Capital Shareholders require the participation of holders of Class B Restricted Shares and Class C Restricted Shares in a transfer contemplated under Section 5.11; provided that, (i) any purchaser in a sale under Section 5.11 shall be internationally reputable or a reputable and publicly listed entity within China if such purchaser is a domestic Chinese entity (ii) SAIF shall be provided with an opportunity to sell all of its interests in the Company in such sale under Section 5.11 on substantially similar terms and (iii) the purchaser under a sale under Section 5.11 shall accede to this Agreement and the then applicable Articles of Association and Memorandum of Association of the Company.

6. Representations and Warranties, Covenants and Other Agreements of the Founders and the Group.

6.1	Restrictions on the Transfer.

(a)	Except for a Transfer contemplated under Section 5.11, each of the Founders jointly and severally undertakes to SAIF that he will not transfer, alienate or dispose of any share capital in any of Dongguan Huarong BVI and Beijing Huakai BVI or otherwise create all liens, security interest, pledges, claims, restrictions, equities, charges and encumbrances of any nature whatsoever (“Encumbrances” on any share capital of any of Dongguan Huarong BVI and Beijing Huakai BVI (the “Transfer”) at any time prior to an initial public offering (“IPO”) without the written consent of SAIF if and for so long as SAIF continues to hold at least 25% of the issued and outstanding shares of the Preferred Stock and/or Ordinary Shares issued upon the conversion of such Preferred Stock.

(b)	Each of the Founders further agrees with SAIF that he will instruct the registered agent of Dongguan Huarong BVI and Beijing Huakai BVI to provide free access to SAIF or its agents at any time prior to an IPO to the register of members of Dongguan Huarong BVI and Beijing Huakai BVI in order for SAIF to verify the members of Dongguan Huarong BVI and Beijing Huakai BVI if and for so long as SAIF continues to hold at least 25% of the issued and outstanding shares of the Preferred Stock and/or Ordinary Shares issued upon the conversion of such Preferred Stock.

(c)	Each of the parties hereto hereby consents to the transfer of equity interests in Novel DTV in connection with or arising out of the transfer of an interest in the Company so long as the transferee of such equity interests enters into the same agreements relating to ownership in, and control over, Novel DTV as entered into by all other existing holders of equity interests in Novel DTV.

6A.	Provision in the Event of Restructuring

The Parties confirm and agree that:

(a)	in the event of any restructuring of the Company and/or its Subsidiaries in preparation for a Qualified IPO or otherwise (including but not limited to the introduction of one or more holding companies at one or more levels above the Company (each, a “New Holdco”)), the Parties’ rights and obligations in a New Holdco in which the Parties hold equity interests shall be substantially similar to their rights and obligations in the Company under this Agreement and the Articles of Association and Memorandum of Association of the Company on the date hereof; and

(b)	any restructuring or other actions contemplated and/or performed under this Section 6A will be done in a manner that results in non-recognition of gain by shareholders for United States federal income tax purposes.

6.2	Call Option.

Each of the Founders hereby grants, and shall procure all the holders of the share capital of Dongguan Huarong BVI and Beijing Huakai BVI from time to time to grant, a call option to the Investor, which shall entitle the Investor to purchase all the share capital of Dongguan Huarong BVI and Beijing Huakai BVI from any holder of the share capital of Dongguan Huarong BVI and Beijing Huakai BVI from time to time for a consideration of US$1.00 (or such minimum permissible amount under the laws of the British Virgin Islands) in the event a Founder transfers any interest in the share capital of such Dongguan Huarong BVI and Beijing Huakai BVI in violation of Section 6.1 of this Agreement. Each Founder agrees jointly and severally with SAIF that he shall instruct the register agent of Dongguan Huarong BVI and Beijing Huakai BVI to place a legend in the register of members of each of Dongguan Huarong BVI and Beijing Huakai BVI to this effect.

7. Demand Registration.

7.1	Request for Registration on Form Other Than Form F-3.

Subject to the terms of this Agreement, in the event that the Company receives from (x) SAIF or (y) a Capital Shareholder or (z) Dongguan Huarong BVI (each, an “Initiating Holder”) at any time six months after the closing of the Company’s initial public offering of shares of Ordinary Shares under a Registration Statement, a written request (a “Demand Request”) that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Registrable Securities, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, effect the Registration of the Registrable Securities specified in the request, together with any Registrable Securities of any Holder in that request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1 after the Company has effected (x) three Registrations for SAIF and (y) three Registrations for the Capital Shareholders and (z) three Registrations for Dongguan Huarong BVI pursuant to this Section 7.1 and each Registration has been declared effective. The substantive provisions of Section 7.5 shall be applicable to the Registration initiated under this Section 7.1.

7.2	Request for Registration on Form F-3.

If any Holder requests that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering, of Registrable Securities, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall use all reasonable efforts to cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may reasonably request. The Company shall not be required to effect more than one Registration per Holder pursuant to this Section 7.2 in any six-month period. The substantive provisions of Section 7.5 shall be applicable to each Registration initiated under this Section 7.2.

7.3	Right of Deferral.

Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 7:

(a)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable law in a jurisdiction other than the United States in which the Registration is being effected;

(b)	if the Company, within ten days of the receipt of the request of any Initiating Holder(s), gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission or comparable regulatory agency for a Registration in a jurisdiction other than the United States within 60 days of receipt of that request (other than a registration of securities in a Rule 145 transaction or an offering, solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective. Any Registration of Registrable Securities consequent to such efforts shall be deemed to have been initiated by the Company, not by the Initiating Holders under Section 7.1, and the original request by the Initiating Holders to Register Registrable Securities shall instead be deemed a request to include the Registrable Securities specified in the request in such Registration under Section 8;

(c)	within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

(d)	if the Company furnishes to those Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company’s obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed 60 days from the receipt of the request to file the Registration by that Holder provided that the Company shall not exercise the right contained in this Section 7.3(d) more than once in any twelve month period and provided further, that during such 60 day period the Company shall not file a Registration Statement with respect to the public offering of securities of the Company.

7.4	Registration of Other Securities in Demand Registration.

Any Registration Statement filed pursuant to the request of any Holder under this Section 7 may, subject to the provisions of Section 7.5, include Ordinary Shares of the Company other than Registrable Securities.

7.5	Underwriting in Demand Registration.

(a)

Notice of Underwriting. If an Initiating Holder intends to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1 or 7.2 of this Agreement. The right of any Holder to Registration pursuant to this Section 7 shall be conditioned upon that Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting. In such event, the Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the “Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Initiating Holder and agreed to by the Company.

(b)	Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Initiating Holder, to the extent they deem advisable and consistent with the goals of that Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 7. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 8 of this Agreement rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7.

(c)	Marketing Limitation in Demand Registration. In the event the Underwriter’s Representative advises the Initiating Holder in writing that market factors (including, without limitation, the aggregate number of shares of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by those Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5(c) shall be included in that Registration Statement.

(d)	Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, that Person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Initiating Holder delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7.6	Other Securities Laws in Demand Registration.

In the event of any Registration pursuant to this Section 7, the Company shall exercise its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdictions other than the United States as shall be reasonably appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

7.7	Other Registration Rights.

The Company and each Founder hereby jointly represent and warrant to the Preferred Stock Holders and the Capital Shareholders that the Company has not granted any rights to any shareholder or other Person with respect to the Registration of securities of the Company. Without the written consent of (x) the holders of a majority of the issued and outstanding Preferred Stock and Ordinary Shares issued upon conversion of Preferred Stock and (y) the Capital Shareholders, the Company shall not hereafter grant any Person any rights with respect to the Registration of securities of the Company which are superior to or on a parity with the rights granted hereunder.

8. Piggyback Registration.

8.1	Notice of Piggyback Registration and Inclusion of Registrable Securities.

Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than Holders exercising their demand rights pursuant to Section 7 hereof) on a form that would be suitable for a Registration involving solely Registrable Securities, the Company shall: (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws); and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of the written notice from the Company.

8.2	Underwriting in Piggyback Registration.

(a)	Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering, involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8. In this event, the right of any Holder to Registration shall be conditioned upon the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative for that offering. The Holder shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

(b)	Marketing Limitation in Piggyback Registration. In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of shares of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 8.2(c)) may:

(i)	in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)	in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 25% of the securities included in the Registration.

(c)	Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 8.2(b), the number of shares to be included in the Registration shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in the following order of priority:

(i)	first, to the Company, to the extent it is offering shares for its own account; and

(ii)	next, to Holders requesting inclusion of Registrable Securities in the offering, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities), which such Holders would otherwise be entitled to include in the Registration; and

(iii)	next, to the other holders requesting inclusion of such securities in the offering, in proportion, as nearly as practicable to the respective amounts of securities which such other holders would otherwise be entitled to include in the Registration.

For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(b)(ii) shall not be reduced to less than 25% of the aggregate securities included in the Registration without the prior consent of at least a majority of the Holders who have requested their Registrable Securities be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

9. Cut back.

Registrations (other than a registration in connection with the Company’s initial public offering) must include at least 30% of the Registrable Securities requested to be included by a Holder, and directors, officers, employees, consultants, and the holders of Ordinary Shares other than Registrable Securities must be cut back before the Holders are cut back.

10. Expenses of Registration.

All Registration Expenses (excluding underwriting discounts and commissions but including all other expenses related to such registration and the reasonable expenses of one counsel for the Holders exercising registration right) or incurred in connection with the Registrations pursuant to Section 7.1 and unlimited Registrations pursuant to Sections 7.2 and 8, shall be borne by the Company, and the Company shall bear the reasonable fees of a single counsel for the selling shareholders in the Registrations.

All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 7 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear those expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one corresponding Registration pursuant to Section 7. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

11. Termination of Registration Rights.

The rights to cause the Company to Register securities granted under Sections 7 and 8 of the Qualified IPO and to receive notices pursuant to Section 8 of this Agreement, shall terminate, with respect to each Holder, on the later of: (a) June 10, 2011; and (b) three years after the Company’s Qualified IPO.

12. Registration Procedures and Obligations.

Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)	Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to 180 days;

(b)	Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c)	Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable law in a jurisdiction other than the United States), and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)	Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to the securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158;

(e)	Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of any other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(f)	Appoint a qualified independent underwriter, if necessary under the circumstances or if reasonably requested by the Holders of more than 50% of the Registrable Securities in any registration made pursuant to the terms hereof;

(g)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(h)	Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)	Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(j)	Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a “comfort” letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interests of the Holders requesting Registration, addressed to the underwriters, if any, and to Holders requesting Registration of Registrable Securities;

(k)	Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded; and

(l)	Procure the members of the Board to devote such time as may be necessary to prepare for and participate in any securities-related roadshow.

13. Information Furnished by Holder.

It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request.

14. Indemnification.

14.1	Company’s Indemnification of Holders.

To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each Person Controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who Controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities

Act, the Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each Person who Controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 14.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement or omission based upon written information furnished to the Company by a Holder, underwriter, or controlling Person and stated to be for use in connection with the offering of securities of the Company.

14.2	Holder’s Indemnification of Company.

To the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who Controls the Company or underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each Person Controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, the Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or Control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 14.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 14.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

Any indemnification pursuant to this Section 14.2 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

14.3	Condition to Indemnity.

The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

14.4	Indemnification Procedure.

Promptly after receipt by an indemnified party under this Section 14 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 14, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 14, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 14, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 14.

14.5	Contribution.

If the indemnification provided for in this Section 14 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. No Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

14.6	Conflicts.

Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided however, that the provision in any such underwriting agreement pertaining to indemnification and contribution will be (i) substantially similar to those contained herein, or (ii) typical of such provisions found in underwriting agreements of companies similarly situated to the Company.

14.7	Survival of Obligations.

The obligations of the Company and Holders under this Section 14 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

15. Lock-Up.

Each Holder and the Founders hereby agrees that, if requested by the Company and the Underwriter’s Representative (if any) in connection with the Company’s initial public offering, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter’s Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriter’s Representative and pursuant to any regulations or rules of the stock exchange or inter dealer quotations system at which shares of the Company are listed. The obligations of Holders under this Section 15 shall be conditioned upon similar agreements being in effect with the directors, officers or Common Holders of the Company. The Company or the underwriters shall not release any of the directors, officers, or other Common Holders of the Company from the lock-up without first releasing the holders of the Ordinary Shares issuable upon conversion of the Series A Preferred Stock and the Capital Shareholders. The lock-up does not prohibit private sale, making any short sale of, loan, granting any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company to Affiliates or other transferees provided the transferees in each case enter into the same lock-up agreement.

16. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Stock.

Notwithstanding anything else in this Agreement, if: (a) the Company obtains from the Commission (or comparable regulatory agency in lieu of Registration in a jurisdiction other than the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of Registrable Securities covered by any request for Registration made under Section 7 of this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration in accordance with an established procedure or Rule-based “safe harbor” without unreasonable legal risk or uncertainty; or (b) in the opinion of counsel for the Company concurred in by counsel for the Holder, no Registration under the Securities Act (or other applicable law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 16 does not apply. The Registration rights of the Holders of Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.

17. Reports Under the Exchange Act.

With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

(a)	make and keep current public information available, as required by Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the current public information requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 17 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.

18. Transfer of Rights.

The rights under Sections 2 - 18 (both inclusive) may be assigned (but subject to the limitations in Section 5.12) by (x) any Investor to a transferee or assignee of any Preferred Stock or Registrable Securities or (y) any Capital Shareholder to a transferee or assignee of any Ordinary Shares or Registrable Securities. Each of the Shareholders agrees that in the event that it transfers any stock in accordance with the terms of this Agreement, it shall procure that the transferees of its stock execute a deed of adherence to this Agreement assuming the rights (but subject to the limitations in Section 5.12) and obligations of its transferor under this Agreement, and in the case of a transfer of stock representing Class A Restricted Share, Class B Restricted Share, Class C Restricted Share and Class D Restricted Share, such transferee will become subject to the obligations of SAIF, Dongguan Huarong BVI and the Capital Shareholders, as the case may be, hereunder with respect to such Class A Restricted Share, Class B Restricted Share, Class C Restricted Share and Class D Restricted Share.

19. Legend; Stop Transfer Instructions.

19.1	Legend.

Each certificate representing shares or securities now or hereafter owned by the Shareholders and any transferee of such shares and securities and the register of members of the Company shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

19.2	Stop Transfer Instructions.

The Parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 19.1 to enforce the provisions of this Agreement, and the Company agrees promptly to do so. The legend shall be removed upon termination of this Agreement.

20. Additional Registration Rights.

The Company would not grant registration rights superior to or in parity with those granted to the Investors and the Capital Shareholders, to any other Person without the prior approval of (x) the holders of a majority of the issued and outstanding Preferred Stock and (y) the Capital Shareholders.

21. Completion of A Qualified IPO.

The Parties shall vote in favor of a public offering of the Company’s shares and the listing thereof on the Main Board of the Hong Kong Stock Exchange, The NASDAQ National Market or such other comparable internationally recognized stock exchange recommended by SAIF to the extent such initial public offering and listing is proposed in good faith and is intended to be in the best interest of the Company. The Company and the Founders will take all steps consistent with the requirements of law to minimize the lock-up period of SAIF’s Preferred Stock (or Ordinary Shares upon conversion of the Preferred Stocks) and the Ordinary Shares held by the Capital Shareholders in the event of a listing. The Parties shall use their best efforts to complete a Qualified IPO as soon as practicable.

22. Covenants.

(a)	Prior to a Qualified IPO, in addition to any other rights provided by law and the provisions of the Articles of Association or Memorandum of Association of the Company, subject to the laws of Cayman Islands, consent of the holders holding, collectively, more than fifty percent of the sum of (i) Ordinary Shares issuable upon conversion of the Preferred Stock held by SAIF on the date hereof (including warrant shares) and (ii) Ordinary Shares held by the Capital Shareholders on the date hereof that were swapped for shares in the BVI Company pursuant to the Swap Agreement which were acquired from SAIF pursuant to the SAIF SPIA (collectively, the “Preferred Consent Group”) shall be required for any action (whether by amendment of the Memorandum or Articles of Association of any member of the Company Group or otherwise, and whether in a single transaction or a series of related transactions) that approves or effects any of the following transactions involving any member of the Company Group:

(i)	Alter or change the rights, preferences or privileges of the Preferred Stock or creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the shares of the Series A Preferred Stock;

(ii)	Sell or issue any equity security or warrant, option or other right to purchase any equity security (with the exception of any shares issued pursuant to the Employee Stock Option Plan or upon conversion of the shares of the Preferred Stock);

(iii)	Declare or pay any dividend or distribution or otherwise results in the redemption or repurchase of any equity security;

(iv)	Make or undertake an action that results in (A) a sale of Control or (B) a merger and acquisition, consolidation, joint venture or partnership arrangements, or incorporation of any subsidiary or passing of any resolution relating to reduction of share capital, dissolution or liquidation, in the case of each transaction described in this sub-clause (B), that is outside the ordinary course of business consistent with the past practice of the Company during the preceding 12 months, and is not included in the then approved budget;

(v)	Effect a recapitalization, reclassification, split-off, spin-off or bankruptcy of the Company;

(vi)	Sell, mortgage, pledge, lease, transfer or otherwise dispose of any of the Company’s assets which are outside the ordinary course of business consistent with the past practice of the Company during the preceding 12 months, and is not included in the then approved budget with the exception of inventory and notes receivable (or as the board of directors of the Company, with the consent of the SAIF Representative(s) (if any), shall otherwise determine);

(vii)	Approve or amend any quarterly and annual budget, business plan and operating plan (including any capital expenditure budget, operating budget and financing plan), provided that, if the Board fails to approve or amend any such budget or plan before the commencement of such quarterly or annual period as a result of the Preferred Consent Group exercising its rights pursuant to this Section 22(a)(vii), the budget or plan most recently approved by the Board (the “Prior Budget or Plan”) will continue to apply until the Board approves a new budget or plan, unless a majority of the shareholders of the Company notify the Board in writing of a change in circumstances occurring on or after the date on which the Prior Budget or Plan was approved relating to the business or operations of the Company that the Prior Budget or Plan does not address and that, if not addressed, would be reasonably likely to affect the ability of the Company to continue as a going concern, in which case the Board shall adopt an amendment to the Prior Budget or Plan designed to address such change in circumstances and to permit the Company to continue as a going concern;

(viii)	Engage in any business materially different from that described in the then current business plan, change the name of the Company or cease any business undertaking of the Company;

(ix)	Incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money in excess of US$100,000 (or as the board of directors of the Company, with the consent of the SAIF Representative(s) (if any), shall otherwise determine) in aggregate at any time outstanding unless such liability is incurred pursuant to the then current business plan or in the then approved budget;

(x)	Engage or enter into any transaction or agreement with any of the Company’s Affiliates, Shareholders or other related parties which are (i) outside the ordinary course of business or (ii) on terms less favorable than those provided by or to unrelated third parties under similar circumstances;

(xi)	Increase or decrease the authorized size of the board of directors of the Company or any committee thereof;

(xii)	Appoint, terminate or determine the compensation of the Chief Executive Officer, President, Chief Operation Officer, Chief Financial Officer and Chief Technology Officer of the Company Group, provided that, in the event that the post of Chief Executive Office or Chief Financial Officer (a “Senior Officer”) of the Company Group falls vacant for any reason and the Preferred Consent Group does not consent to the appointment of a replacement Senior Officer nominated by the Board, such office shall be held by one of the following persons until such time as the Preferred Consent Group consent in writing to the appointment of a replacement Senior Officer nominated by the Board: (A) the second-most senior executive or financial officer of the Company Group, as applicable and (B) if no person holds the office of second-most senior executive or financial officer of the Company Group, as applicable, the third-most senior executive or financial officer of the Company Group, as applicable;

(xiii)	Approve, amend or administer the Employee Stock Option Plan, including setting the operational benchmarks for the phased implementation of the Employee Stock Option Plan;

(xiv)	Transfer or sell any of the Company Group’s Intellectual Properties;

(xv)	Change materially the accounting methods or policies from US GAAP or appoint or change the auditors to one that is not one of the Big-four Accounting Firms;

(xvi)	Amend or waive any provision of the Memorandum or Articles of Association or Bye-Laws; and

(xvii)	Select the listing stock exchange or the underwriters for an initial public offering or approve the valuation and terms and conditions for the initial public offering.

(b)	Amending Restructuring Agreements. Each of the Company, Beijing Novel, Novel DTV and the Founders jointly and severally undertakes to SAIF that without the unanimous consent of the Board of the Company, they will not take any action or pass any resolution or do anything to authorize or carry out any amendment to the arrangements, contractual or otherwise, made pursuant to the Plan of Restructuring.

(c)	Each of Mr. Zhu Jianhua and Mr. Lu Zengxiang joint and severally undertakes to SAIF that he will use his best endeavors to procure any shareholders of Dongguan Huarong and Beijing Huakai who has or will become the shareholders of Dongguan Huarong BVI and Beijing Huakai BVI to be in compliance with this Agreement.

(d)	Prior to a Qualified IPO, the Parties agree (i) not to amend or waive any provision of the Memorandum of Association and Articles of Association of the Company or any other charter documents of the Company or any other member of the Company Group without the prior written consent of the Capital Shareholders and SAIF and Dongguan Huarong BVI with the exception of (A) adjusting the Conversion Ratio (as defined in the Memorandum and Articles of Association) from one to 0.9055556 and (B) removing the relevant sections in relation to the removal of the redemption rights of Preferred Shares and (ii) if SAIF no longer holds a majority of the Series A Preferred Stock outstanding immediately after the completion of the closing under the SAIF SPIA , then no member of the Company Group shall take any action described in Schedule 1 hereto without the prior written consent of the Capital Shareholders (the “Capital Consent Rights”); provided that, the Capital Shareholders hold in the aggregate over 10% of the shareholding in the Company at such time; provided further that, if a holder of Series A Preferred Shares other than SAIF has the consent rights set forth in Section 22(a), then the Capital Consent Rights shall only include items (i), (ii), (iv)(a), (v), (xii) and (xvii) of Schedule 1 hereto provided that the Capital Shareholders hold in the aggregate over 10% of the shareholding in the Company at such time.

(e)	Certain Tax Matters

(i)	U.S. Persons. The Company and each of the Founders, shall use their reasonable best efforts to conduct their affairs, and to cause the Company to conduct its affairs, so that (A) no Founder becomes a U.S. Person, (B) no direct or indirect interest held by any Founder in the Company becomes subject to a convertible security, option, warrant or right held by a U.S. Person and (C) if any Founder is not a natural person, no interest in such Founder is held, directly or indirectly, by a U.S. Person, and no convertible security, option, warrant or right over any direct or indirect interest in such Founder is granted to a U.S. Person. For purposes of the preceding sentence, the term “U.S. Person” means (w) a person who is a citizen or resident of the United States for U.S. federal income tax purposes, including a permanent resident of the United States; (x) a partnership, corporation, limited liability company or other entity that is created or organized under the laws of the United States or any jurisdiction therein; (y) an estate the income of which is subject to U.S. federal income taxation without regard to its source; or (z) a trust that is subject to administration by any U.S. court and that is controlled by one or more U.S. Persons.

(ii)	CFC; PFIC. The Company and the other Parties hereto shall use their reasonable best efforts to ensure that neither the Company or any of its Subsidiaries is treated as a “controlled foreign corporation” (a “CFC”) within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or “passive foreign investment company” (a “PFIC”) within the meaning of section 1297 of the Code for U.S. federal income tax purposes for any taxable year. Without limiting the foregoing, the Company shall, and shall cause each Subsidiary to, use reasonable best efforts to ensure that (A) less than 75% of the gross income of the Company for any taxable year, as determined for U.S. federal income tax purposes, will be “passive income” and (B) the “average percentage” of the assets of the Company which produce “passive income”, is less than 50% of the assets held by the Company, in each case within the meaning of Section 1297 of the Code, including by causing one or more Subsidiaries of the Company to make cash distributions to the Company and by causing the Company to make cash distributions to its shareholders, during such taxable year.

(iii)	Determinations, Assistance and Information Rights. The Company shall engage tax accountants or other professional advisers appropriately experienced in U.S. federal income tax reporting matters to determine for each taxable year of the Company or any Subsidiary whether the Company or such Subsidiary is expected to be, or was, a PFIC for U.S. federal income tax purposes for such taxable year, and the Parties hereto hereby agree that they will take a position consistent with such determination for purposes of any U.S. federal, state or local tax reporting. In the event the Company determines that it or any Subsidiary is a PFIC for U.S. federal income tax purposes for any taxable year, the Company shall provide SAIF or the Capital Shareholders with such information, reports, and certifications as SAIF or the Capital Shareholders may request to enable SAIF or the Capital Shareholders (or any direct or indirect investor therein) to prepare any tax return or tax reporting materials or to file any tax election, including without limitation a “PFIC Annual Information Statement” within the meaning of the U.S. Treasury Regulations and such other information as may be necessary to enable SAIF or the Capital Shareholders to make and maintain a “qualified electing fund” election within the meaning of section 1295 of the Code with respect to the Company or such Subsidiary.

(iv)	Tax elections. Without the prior written consent of the Capital Shareholders and SAIF, the Company shall not, and shall procure that each Subsidiary shall not, make any election under the income tax laws of the United States with respect to itself or any Subsidiary.

The Company shall cause the BVI Company to file, on the date immediately following the date hereof, a Form 8832 (“Check-the-box Election”) with the United States Internal Revenue Service with respect to the BVI Company for the purpose of treating the contribution of the Ordinary Shares and the Preferred Shares in the BVI Company under the Swap Agreement as a reorganization for United States tax purposes in form and substance satisfactory to Capital International Private Equity Fund IV, L.P.

(f)	Covenants With Respect to Permits. In the event that any two of (i) the Capital Shareholders, (ii) SAIF and (iii) Dongguan Huarong BVI request that WFOE or Novel Tongfang obtain a Permit, then the Company shall use its best efforts to cause the WFOE and Novel Tongfang, as the case may be, to obtain such Permit. In the event that any of the following: (i) Irdeto, (ii) DVN or (iii) NDS has obtained a Permit, then the Company shall procure that the WFOE and Novel Tongfang obtain such Permit. For the purposes of this Section 22(g), “Permits” shall mean: a Certificate of Recognition for the Entry into Network of Radio and Television Equipment ( ) a Certificate of Software Product Registration ( ), a Certificate of Unit as Appointed to Conduct Science Research of Commercial Codes ( ), a Permit for the Manufacture of Commercial Code Products (and a Permit for the Sale of Commercial Code Products ( ), Certificate for the Manufacture of Commercial Code Products ( ) and Certificate of IC Card Registration ( ), and “Permit” means any of them.

23. Conflict with Charter Documents and China Capital SPIA.

(a)	In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or Memorandum of Association or other constitutional documents, the Parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly take all reasonable steps to amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

(b)	In the event of any conflict or inconsistency between the provisions of Section 5.11 hereof and Section 4.3 of the China Capital SPIA, the provisions of Section 5.11 of this Agreement shall govern, with respect to the Capital Shareholders and Dongguan Huarong BVI.

24. Miscellaneous.

24.1	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region and except for those matters which, by reason of the incorporation of the Company or any other party in Cayman Islands or other jurisdiction, fall to be governed by such laws, no other law shall apply to this Agreement.

24.2	Dispute Resolution

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators, who shall be qualified to practice Hong Kong law. In the event that the parties have not agreed on all arbitrators to constitute the arbitral panel within 30 days after a notice of arbitration, the Secretary General of the Centre shall appoint arbitrators to fill any unfilled positions on the panel.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 24.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 24.2 shall prevail.

(d)	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(e)	Each party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

24.3	Counterparts and Facsimile Execution.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

24.4	Headings.

The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

24.5	Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the number set forth in Exhibit 24.5 (or hereafter amended by subsequent notice to the Parties), with printed confirmation sheet verifying successful transmission of the facsimile; (c) 10 Business Days after deposit in the mail as certified mail, postage prepaid and addressed to the other party as set forth in Exhibit 24.5; or (d) 5 Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit 24.5, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 24.5 by giving the other Parties written notice of the new address in the manner set forth above.

24.6	Amendment of Agreement.

This Agreement may be amended at any time by a written instrument signed by the Parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

24.7	Severability.

In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

24.8	Entire Agreement; Successors and Assigns.

This Agreement constitutes the entire contract among the Parties relative to the subject matter of this Agreement. Any previous agreement between the Company and any Shareholder concerning information rights, voting obligations, rights of first refusal or other transfer restrictions or procedures, Registration rights or rights with respect to corporate events is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the Parties.

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the day and year first above written.

China Digital TV Technology Co. Ltd.

By:
Name:
Title:

Beijing Novel Tongfang Information Engineering Co., Ltd.

By:
Name:
Title:

Beijing Novel Tongfang Digital TV Technology Co., Ltd.

By:
Name:
Title:

Mr. Zhu Jianhua

[Signature page 1 to Shareholders Agreement]

Mr. Lu Zengxiang

China Capital Investment Holdings Limited

By:
Name:
Title:

China Cast Investment Holdings Limited

By:
Name:
Title:

SB Asia Infrastructure Fund L.P.

By:
Name:
Title:

Capital International Private Equity Fund IV, L.P.

By:
Name:
Title:

[Signature page 2 to Shareholders Agreement]

CGPE IV, L.P.

By:
Name:
Title:

MUS Roosevelt China Pacific Fund L.P.

By:
Name:
Title:

Skyeast Global Limited

By:
Name:
Title:

GM Investment Company Limited

By:
Name:
Title:

Board Lane International Limited

By:
Name:
Title:

[Signature page 3 to Shareholders Agreement]

Blydeport Investments Limited

By:
Name:
Title:

Indus Structured Finance Master Fund L.P.

By:
Name:
Title:

Indus Asia Pacific Master Fund Ltd.

By:
Name:
Title:

Indus Opportunity Master Fund Ltd.

By:
Name:
Title:

Indus Japan Master Fund Ltd.

By:
Name:
Title:

[Signature page 4 to Shareholders Agreement]

Soar High Limited

By:
Name:
Title:

Everyoung Capital Management Limited

By:
Name:
Title:

[Signature page 5 to Shareholders Agreement]

SCHEDULE 1

LIST OF CAPITAL APPROVAL MATTERS

(i)	Alter or change the rights, preferences or privileges of any class of stock (including the Preferred Stock) or creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the shares of the Series A Preferred Stock or senior to the Ordinary Shares;

(ii)	Sell or issue any equity security or warrant, option or other right to purchase any equity security (with the exception of any shares issued pursuant to the ESOP or upon conversion of the shares of the Preferred Stock);

(iii)	Declare or pay any dividend or distribution or otherwise which results in the redemption or repurchase of any equity security;

(iv)	(a) pass any resolution relating to reduction of share capital, dissolution or liquidation or (b) make or undertake any action that results in a sale of Control or an acquisition of assets, merger, consolidation, joint venture or partnership arrangements, or incorporation of any subsidiary, in the case of each transaction described in this clause (iv) other than a sale of Control, that is outside the ordinary course of business, has a value greater than 25% of the enterprise value of the Company Group and is not included in the then approved budget;

(v)	Effect a recapitalization, reclassification, split-off, spin-off or bankruptcy of the Company;

(vi)	Sell, mortgage, pledge, lease, transfer or otherwise dispose of any of the Company’s assets which have a value greater than 25% of the enterprise value of the Company Group;

(vii)	Approve any capital expenditure or investment in excess of US$25,000,000 per annum;

(viii)	Engage in any business outside the digital television industry in the PRC, change the name of the Company or cease any business undertaking of the Company;

Incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money in excess of US$25,000,000;

(ix)	Engage or enter into any transaction or agreement with any of the Company’s Affiliates, Shareholders or other related parties which are (i) outside the ordinary course of business or (ii) on terms less favorable than those provided by or to unrelated third parties under similar circumstances;

(x)	Increase or decrease the authorized size of the board of directors of the Company or any committee thereof;

(xi)	Appoint, terminate or determine the compensation of the Chief Executive Officer and Chief Financial Officer of the Company Group, provided that, in the event that the post of Chief Executive Office or Chief Financial Officer (a “Senior Officer”) of the Company Group falls vacant for any reason and the Capital Shareholders do not consent to the appointment of a replacement Senior Officer nominated by the Board, such office shall be held by one of the following persons until such time as the Capital Shareholders consent in writing to the appointment of a replacement Senior Officer nominated by the Board: (A) the second-most senior executive or financial officer of the Company Group, as applicable and (B) if no person holds the office of second-most senior executive or financial officer of the Company Group, as applicable, the third-most senior executive or financial officer of the Company Group, as applicable;

(xii)	Amend the ESOP;

(xiii)	Approve (i) the granting of unallocated stock options under the existing ESOP if the exercise price per share is less than the purchase price per Sale Share and (ii) the adoption of any future ESOP.

(xiv)	Transfer or sell any of the Company Group’s material Intellectual Properties, to the extent that such transfer or sale would materially change the business of any member of the Company Group from that described in the current business plan;

(xv)	Change materially the accounting methods or policies from US GAAP or appoint or change the auditors to one that is not one of the Big-four Accounting Firms;

(xvi)	Amend or waive any provision of the Memorandum or Articles of Association or Bye-Laws; and

(xvii)	Select the listing stock exchange or the underwriters for an initial public offering or approve the valuation and terms and conditions for the initial public offering.

Exhibit 24.5 Contact Information of Parties to the Shareholders Agreement

Beijing Novel

Address:	4th Floor, Block B,
Jingmeng High-Tech Building No. 5,
Shandi East Road,
Haidian District,
Beijing 100085,
The PRC
Attention: Mr. Zhu Jianhua
Tele. No.: (8610) 62971199-6102
Fax No.: (8610) 62975009

Novel DTV

Address:	4th Floor, Block B,
Jingmeng High-Tech Building No. 5,
Shandi East Road,
Haidian District,
Beijing 100085,
The PRC
Attention: Mr. Zhu Jianhua
Tele. No.: (8610) 62971199-6666
Fax No.: (8610) 62975009

Mr. Zhu Jianhua

Address:	4th Floor, Block B,
Jingmeng High-Tech Building No. 5,
Shandi East Road,
Haidian District,
Beijing 100085,
The PRC
Tele. No.: (8610) 62971199-6666
Fax No.: (8610) 62975009

Mr. Lu Zengxiang

Address:	4th Floor, Block B,
Jingmeng High-Tech Building No. 5,
Shandi East Road,
Haidian District,
Beijing 100085,
The PRC
Tele. No.: (8610) 62971199-9999
Fax No.: (8610) 62975009

Dongguan Huarong BVI

Address:	Room B-2301,
The Pavilion Hotel,
No. 4002, Huaqiang Road North,
Shenzhen,
The PRC
Attention: Mr. Yang Hongquan
Tele. No.: (86-755) 82074060
Fax No.: (86-755) 82075568

Beijing Huakai BVI

Address:	4th Floor, Block B,
Jingmeng High-Tech Building No. 5,
Shandi East Road,
Haidian District,
Beijing 100085,
The PRC
Attention: Mr. Zhu Jianhua
Tele. No.: (8610) 62971199-6666
Fax No.: (8610) 62975009

Company

Address:	4th Floor, Block B,
Jingmeng High-Tech Building No. 5,
Shandi East Road,
Haidian District,
Beijing 100085,
The PRC
Attention: Mr. Zhu Jianhua
Tele. No.: (8610) 62971199-6666
Fax No.: (8610) 62975009

SB Asia Infrastructure Fund L.P.

Address:	c/o SAIF Advisors Limited
Suites 2115-2118, Two Pacific Place
88 Queensway,
Hong Kong
Attention: Andrew Y. Yan, Ben Yam and Brandon Lin
Tele. No.: (852) 2918-2200
Fax No.: (852) 2234-9116

Capital International Private Equity Fund IV, L.P.

Address:	c/o Capital International Research and Management, Inc.
2601 One International Finance Centre
No.1 Harbour View Street, Central
Hong Kong
Attention: James M. Ho
Tele. No.: (852) 2842 1000
Fax No.: (852) 2810 7605

with a copy to

Address:	Capital International, Inc.
11100 Santa Monica Boulevard, 15th Floor
Los Angeles, California 90025
U.S.A.
Attention: Christopher D. Chen Tele. No.: (1) 310-996-6206
Fax No.: (1) 310-996-6171

CGPE IV, L.P.

Address:	135 South State College Boulevard
Brea, California 92821
U.S.A.
Attention: Treasurer
Fax. No.: (1) 714-257-5803

with a copy to:

Address:	Capital International, Inc.
11100 Santa Monica Boulevard, 15th Floor
Los Angeles, California 90025
U.S.A.
Attention: Christopher D. Chen
Tele. No.: (1) 310-996-6206
Fax. No.: (1) 310-996-6171